Exhibit 99.1

Dell Completes EqualLogic Acquisition

Broadens Storage Portfolio, Doubles Down on Channel

ROUND ROCK, Texas & NASHUA, N.H.--(BUSINESS WIRE)--Dell (NASDAQ: DELL) has completed its $1.4 billion acquisition of EqualLogic, a leading provider of high-performance storage area network (SAN) solutions designed for virtualization and ease-of-use. The purchase extends Dell’s leadership in simplifying IT for customers and partners. For additional information, click on dell.com/storage.

“Virtualization and iSCSI are two keys to simplifying IT,” said Michael Dell, chairman and CEO, Dell. “Enterprises are creating data and consuming power at an exponential rate, driving up IT cost and complexity. Together with our PartnerDirect channel, we’ll use iSCSI and virtualization to make storing and processing data easier and more affordable for our customers.”

“Customers face extreme challenges with data growth,” said Darren Thomas, vice president and general manager, Dell storage. “Their ideal solution is secure storage that uses existing infrastructure, installs in minutes not days, manages itself, grows easily as needs increase and plugs into the virtualized IT ecosystem. That’s EqualLogic. And that’s the incredible value we will deliver to customers.”

EqualLogic Expands Dell PartnerDirect

Dell plans to preserve and build on EqualLogic’s successful channel program in addition to offering products directly from Dell. Starting today in the United States and ultimately around the world, current EqualLogic partners will be enrolled into PartnerDirect and eligible for Dell’s newest certification - Enterprise Architecture.

Dell modeled its certification requirements and benefits on EqualLogic’s widely-regarded channel program and included access to Dell’s full server and storage product lines.

“The channel is critical to our go-to-market strategy, and we are committed to our partners’ continued success,” said Bob Skelley, director, Americas Channel Group. “This is just the beginning. Dell will continue to innovate and differentiate to earn the business of our channel partners.”

In addition to standard benefits offered through PartnerDirect - deal registration, pre- and post-sale support, partner financing and access to Dell’s partner e-commerce site - partners certified in Enterprise Architecture will be able to take advantage of:

  Free training (once only available to Dell’s direct sales force) for proficiency in Dell’s full enterprise product line, as well as EqualLogic;
  EqualLogic’s same competitive pricing model; and
  Lead generation and marketing incentive funds.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers innovative technology and services they trust and value. Uniquely enabled by its direct business model, Dell is a leading global systems and services company and No. 34 on the Fortune 500. For more information, visit www.dell.com, or to communicate directly with Dell via a variety of online channels, go to www.dell.com/conversations. To get Dell news direct, visit www.dell.com/RSS.

Special Note

Statements in this press release that relate to future results and events (including statements about the expected benefits of the EqualLogic acquisition to Dell customers and partners) are forward-looking statements based on Dell's current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties, including: whether the EqualLogic acquisition ultimately proves successful; the impact of general economic, business and industry conditions; our ability to maintain a cost advantage over our competitors; our ability to properly manage and balance various product distribution methods without harming our operating results; our ability to effectively manage product transitions; and any additional issues or matters that may arise from the ongoing SEC investigation. For a discussion of those and other factors affecting Dell’s business and prospects, see Dell’s periodic filings with the Securities and Exchange Commission.

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